UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2008
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

(a)	Creation of a Revolving Credit Facility

On September 18, 2008, Caterpillar Inc. entered into a Credit Agreement (the “364-Day Facility”) among Caterpillar Inc., Caterpillar Financial Services Corporation and Caterpillar Finance Corporation ("Borrowers"), certain financial institutions named therein (“Banks”), Citibank, N.A. (“Agent”) and The Bank of Tokyo-Mitsubishi UFJ, Ltd., (“Japan Local Currency Agent”) that provides for an unsecured aggregate revolving credit facility to the Borrowers of up to US$2.350 billion (“Aggregate Commitment”) and expires on September 17, 2009. Also executed on the same date as an addendum to the 364-Day Facility, is the Japan Local Currency Addendum that enables Caterpillar Finance Corporation to borrow Japanese Yen for an aggregate amount of up to the equivalent of US$75 million, as part of the Aggregate Commitment.

The 364-Day Facility serves as an alternative source of funds, if necessary, for the Borrower’s commercial paper program at maturity. The Borrowers have not drawn on the 364-Day Facility, and, have never drawn against similar facilities.

The 364-Day Facility contains customary representations and warranties, covenants and events of default that may accelerate or increase the payment obligations thereunder.  The 364-Day Facility is subject to customary conditions precedent and payment of certain facility fees in quarterly arrears. Borrowings under the 364-Day Facility bear interest at an adjusted applicable rate based on specified types of advances (i.e. base rate, Euro currency or TIBO rate advances), plus a certain applicable margin.

Some of the Banks, as well as certain of their respective affiliates, have performed, and may in the future perform, for Caterpillar and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing description of the 364-Day Facility is a summary and is qualified in its entirety by the terms and provisions of the 364-Day Facility and the Japan Local Currency Addendum filed respectively as Exhibit 99.1 and 99.2 to this report, and incorporated herein by reference.

(b)	Amendment of the 2006 and 2007 Five-Year Credit Agreements

On September 18, 2008, Caterpillar Inc. entered into an amendment (“Amendment No. 1”) to the US$1.625 billion five-year credit agreement dated September 20, 2007 (“2007 Facility”) by and among the Caterpillar Inc., Caterpillar Financial Services Corporation (“CFSC”) and Caterpillar Finance Corporation (collectively “Borrowers”), certain financial institutions named therein (“Banks”), The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“Japan Local Currency Agent” and “Japan Local Currency Bank”) and Citibank, N.A. (“Agent” and together with the Japan Local Currency Agent, the “Agents”). Amendment No. 1 is filed as Exhibit 99.3 to this report and incorporated herein by reference. The 2007 Facility was originally disclosed in Caterpillar’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 25, 2007 (the “2007 Form 8-K”). The description of the 2007 Facility under Items 1.01 and 2.03 of the 2007 Form 8-K and the 2007 Facility agreement and its related addenda are hereby incorporated in their entirety into this report, subject to the amendments contained herein.  The 2007 Facility is scheduled to expire on September 20, 2012.

Also, on September 18, 2008, Caterpillar Inc. entered into an amendment (“Amendment No. 3”) to the US$2.975 billion five-year credit agreement dated September 21, 2006 (“2006 Facility) by and among Caterpillar Inc., Caterpillar Financial Services Corporation (“CFSC”) and Caterpillar Finance Corporation (f/k/a Caterpillar International Finance p.l.c) (collectively “Borrowers”), certain financial institutions named therein (“Banks”), The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“Japan Local Currency Agent ” and “Japan Local Currency Bank”), Citibank International p.l.c. (“Local Currency Agent”) and Citibank, N.A. (“Administrative Agent” and together with the Local Currency Agent and the Japan Local Currency Agent, the “Agents”). Amendment No. 3 is filed as Exhibit 99.4 to this report, and incorporated herein by reference. The 2006 Facility was originally disclosed in Caterpillar Inc.’s Form 8-K filed with the SEC on September 26, 2006 (the “2006 Form 8-K”). The description of the 2006 Facility under Item 2.03 of the 2006 Form 8-K and the 2006 Facility agreement and its related addenda are hereby incorporated in their entirety into this report, subject to the amendments contained herein. The 2006 Facility is scheduled to expire on September 21, 2011.

Amendment No.1 to the 2007 Facility and Amendment No. 3 to the 2006 Facility amended the respective facility to, among other things: (i) allow each Borrower to assign its account receivables arising out of or in connection with the Borrower’s sale or securitization of its account receivables from its business operations; (ii) increase the leverage ratio of CFSC to 10.0 to 1 from 8.5 to 1, effective December 31, 2008; (iii) exclude from the event of default certain proceedings or events with respect to certain Caterpillar Inc. foreign subsidiaries; and (iv) allow each Bank to pledge or otherwise assign any or all of its rights under the 2007 Facility and the 2006 Facility for the payment of any of its obligations as against the original provision, which allows the Bank to do so with respect to their Federal Reserve Bank loans.

Currently, none of the Borrowers have drawn on the 2007 Facility and 2006 Facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)	The information set forth under Item 1.01 (a) of this report is hereby incorporated into the Item 2.03(a) by reference.
(b)	Information set forth under Item 1.01(b) of this report is hereby incorporated into this Item 2.03 (b) by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:
	99.1	2008 364-Day Credit Agreement

	99.2	Japan Local Currency Addendum to the 2008 364-Day Credit Agreement

	99.3	Amendment No. 1 to the 2007 Five Year Credit Agreement

	99.4	Amendment No. 3 to the 2006 Five Year Credit Agreement

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

	By:	/s/James B. Buda
Dated: September 22, 2008		James B. Buda
Vice President, General Counsel and Secretary